Exhibit 10.12


                              EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is made on November 13, 1996, by and between Universal Commodities Corporation (the "Employer"), 2047 Route 130
North, Burlington, NJ 08016, and Marc Sherman (the "Employee"), 40D Long Beach Blvd., Loveladies, NJ 08008, 609-361-2332.

         A. Employer is engaged in the business of selling used computers and computer parts.

         B. Employer desires to have the services of Employee.

         C. Employee is willing to be employed by Employer.

Therefore, the parties agree as follows:

1. Employee shall provide to Employer the normal services of President of the business.

2. Employee agrees to perform faithfully, industriously and to the best of Employee's ability, experience and talents, all of the duties that may be required by the express and implicit terms of this Agreement, to the reasonable satisfaction of Employer. Such duties shall be provided at Burlington, NJ and at such other place(s) as the needs, business or opportunities of the Employer may require from time to time.

3. As compensation for the services provided by Employee under this Agreement, Employer will pay Employee an annual salary of $125,000.00, in accordance with Employer's usual payroll procedures. Employee shall be entitled to a commission based on the Lehmann formula for any acquisitions made by Employer which were facilitated by Employee. Such commission shall be shared with Edward L. Cummings. The Lehmann formula is calculated on the total purchase price as follows: 5% commission on the first million, 4% commission on the second million, 3% commission on the third million, 2% commission on the fourth million, and 1% commission thereafter of the total purchase price. This is the maximum commission that will be paid for each transaction.

4. Salaries will be reviewed annually and stock options will be issued as the size of the management role expands.

5. Employer will reimburse Employee for "out of pocket" expenses in accordance with Employer policies in effect from time to time.

6. Employee shall be entitled to six weeks of paid vacation per year beginning on the first date of Employee's employment. Such vacation must be taken at a time mutually convenient to Employer and Employee.

     Unused vacation time may be accumulated if not used within the year it is earned up to a total of twelve weeks. Cash payments will not be disbursed in lieu of earned vacation time.

7. Employee shall be entitled to six days paid time due to illness or personal business each year of employment beginning on the first date of Employee's employment. All requests for sick days and personal days off shall be made by Employee in accordance with Employer policies in effect from time to time.

8.   Employee shall be entitled to the standard company holidays.

9.   Employee  shall  be  entitled  to  insurance   benefits   including  health
insurance, disability insurance and any other benefits that are in effect from time to time.

10. Employer will continue to provide Employee with two automobiles comparable to the type in use at the signing of this Agreement.

11. Employee's employment under this Agreement shall be for three years, beginning on the date of signing of this Agreement. If Employee is terminated by Employer for Cause or if Employee terminates this Agreement, or Cause exists, Employer shall pay Employee compensation only to the date of such termination. If Employer terminates Employee without Cause, Employer will pay Employee an amount equal to the greater of compensation due to Employee for the remainder of the Agreement or one years' compensation. "Cause" shall mean any willful misconduct or premeditated fraud or willful acts against Employer by Employee.

12. Employee shall provided Employer all information regarding Employer's business of which Employee has knowledge. Employee shall make all suggestions and recommendations that will be of mutual benefit to Employer and Employee.

13. Employee recognizes that Employer has and will have inventions, business affairs, products, future plans, trade secrets, customer lists, and other vital information (collectively, "Information" which are valuable, special and unique assets of Employer. Employee agrees that Employee will not at any time or in any manner, either directly or indirectly, divulge, disclose or communicate in any manner any Information to any third party without the prior written consent of the Employer. Employee will protect the Information and treat it as strictly confidential. A violation by Employee of this paragraph shall be a material violation of this Agreement and will justify legal and/or equitable relief.

     If it appears that Employee has disclosed (or has threatened to disclose) Information in violation of this Agreement, Employer shall be entitled to an injunction to restrain Employee from disclosing, in whole or in part, such Information, or from providing any services to any party to whom such Information has been disclosed or may be disclosed. Employer shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

14.  Employee  agrees to submit to all of the rules and regulations of Employer.

15. All notices are required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:

                  Employer:          Universal Commodities Corporation
                  Attn.              Garrett A. Sullivan
                                     2047 Route 130 North
                                     Burlington, NJ 08016

                  Employee:          Marc Sherman
                                     40D Long Beach Blvd.
                                     Loveladies, NJ 08008

     Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

16. This agreement contains the entire agreement of the parties and there are not other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

17. This Agreement may be modified or amended, if the amendment is made in writing and is singed by both parties.

18. If any provision of the Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of the Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

19. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of the party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

20.  This Agreement shall be  governed  by  the laws of the State of New Jersey.

21. Employee hereby agrees that he shall not at anytime during the term of this Agreement and for a period of three years thereafter participate in any business which is in competition with Employer in the States of New Jersey, New York, Delaware and Connecticut.

22. In the event that the Registration Statement (as defined in the Agreement of Sale dated as of November 13, 1996, among Employer, Employee and Applied Cellular Technology, Inc.) has not been declared effective by the Securities and Exchange Commission or Employee has not received registered common stock as provided in the Agreement of Sale within nine months after the date of the Agreement of Sale, the provisions of Section 13 and 21 hereof shall be null and void and Employee shall be permitted to compete against Employer at Employee's sole discretion.

     Agreed this 13th day of November, 1996.


Universal Commodities Corporation

By: _____________________________________
    Garrett A. Sullivan - CEO


      /s/ Marc Sherman
    _____________________________________
    Marc Sherman


     The undersigned hereby agrees to guarantee all obligations of Employer under this Agreement if Employer, for any reason, is unable or unwilling to perform.

APPLIED CELLULAR TECHNOLOGY, INC.

By: ___________________________________

Title:_________________________________

21. Employee hereby agrees that he shall not at anytime during the term of this Agreement and for a period of three years thereafter participate in any business which is in competition with Employer in the States of New Jersey, New York, Delaware and Connecticut.

22. In the event that the Registration Statement (as defined in the Agreement of Sale dated as of November 13, 1996, among Employer, Employee and Applied Cellular Technology, Inc.) has not been declared effective by the Securities and Exchange Commission or Employee has not received registered common stock as provided in the Agreement of Sale within nine months after the date of the Agreement of Sale, the provisions of Section 13 and 21 hereof shall be null and void and Employee shall be permitted to compete against Employer at Employee's sole discretion.

     Agreed this 13th day of November, 1996.


Universal Commodities Corporation

By: /s/ Garrett A. Sullivan
   _____________________________________
   Garrett A. Sullivan - CEO


   _____________________________________
   Marc Sherman


     The undersigned hereby agrees to guarantee all obligations of Employer under this Agreement if Employer, for any reason, is unable or unwilling to perform.

APPLIED CELLULAR TECHNOLOGY, INC.

By: /s/ Garrett A. Sullivan
    _____________________________________

Title: President

                                 [Logo Omitted]



March 12, 1999

Personal & Confidential

Mr. Marc Sherman
2047 Route 130 North
Burlington, NJ 08016

Re:  Employment Agreement dated November 13, 1996 ("Employment Agreement")

Dear Marc:

The referenced Employment Agreement is hereby amended as follows:

1. Base Salary: Commencing January 1, 1999 your base salary will be $210,000 per annum.

Except as indicated above, the remaining terms of the Employment Agreement shall remain unchanged and the Employment Agreement will continue in full force and effect.

Please indicate your acceptance of this Amendment to your Employment Agreement by signing the enclosed copy of this letter and returning it to me.

Sincerely,

Applied Cellular Technology, Inc.           Universal Commodities Corp.


By:  /s/ Garrett A. Sullivan                By:  /s/ Garrett A. Sullivan
    ______________________________             _________________________
    Garrett A. Sullivan                        Garrett A. Sullivan
    President                                  Chairman


Accepted:


 /S/ Marc Sherman                           Date:  3-19-99
___________________________________               _________
Marc Sherman


               400 Royal Palm Way, Suite 410 Palm Beach, FL 33480
                        TEL 561.366.4800 FAX 561.366.0002